Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

In WITNESS WHEREOF, the undersigned have executed this Agreement.

CHP II, L.P.

By:	CHP II Management LLC,
its Sole General Partner

By:	/s/ John J. Park
John J. Park, Managing Member

CHP II MANAGEMENT LLC

By:	/s/ John J. Park
John J. Park, Managing Member

By:	/s/ John J. Park
John J. Park

By:	*
Brandon H. Hull

By:	*
John K. Clarke

By:	*
Lisa M. Skeete Tatum

/s/ John J. Park
John J. Park As attorney-in-fact

This Schedule 13D was executed by John J. Park on behalf of the individuals listed above pursuant to a Power of Attorney which is being filed with the Securities and Exchange Commission with this Schedule 13D filing for Alnylam Pharmaceuticals, Inc. and said Power of Attorney is incorporated herein by reference and a copy of which is attached as Exhibit 2.